UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2022

Vapotherm, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38740	46-2259298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Domain Drive
Exeter, New Hampshire		03833
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 603 658-0011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per value per share	VAPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2022, Vapotherm, Inc. (the “Company”) entered into a separation pay agreement with each of the Company’s President and Chief Executive Officer (“CEO”), Senior Vice President and Chief Financial Officer (“CFO”) and Senior Vice President and Chief Commercial Officer (“CCO”), replacing the existing severance protections for the CEO and CFO. The purpose of the new separation pay agreements, which the Company also intends to enter into with each existing and future officer of the Company at the Vice President level or above, is to standardize the Company’s officer severance protections and align them with prevailing market practices.

Under the terms of the separation pay agreement, if the officer is terminated for “cause” or the officer terminates his employment other than for “good reason”, in each case as defined in the agreement, the Company will have no obligations, other than payment of accrued obligations. Accrued obligations include (i) any accrued base salary through the date of termination; (ii) any annual cash incentive compensation awards earned but not yet paid; (iii) the value of any accrued vacation; and (iv) reimbursement for any unreimbursed business expenses.

In the event the Company terminates the officer’s employment without “cause” or the officer resigns for “good reason”, in each case as defined in the agreement, the Company will be obligated to pay severance in addition to the accrued obligations and provide certain benefits to the officer. The severance will equal the sum of (i) the officer’s then current annual base salary, plus (ii) an amount equal to the officer’s then current annual target bonus, except that the CEO’s severance payment will equal 1.25 times that amount. The severance will be paid one-half after the officer’s execution of a release and the remaining in six installments, but no later than March 15 of the following year. If such an involuntary termination of the officer’s employment occurs in connection with a “change in control” of the Company, as defined in the agreement, then the severance payment will be paid in lump sum and equal 1.5 times the amount of the severance payment as described above (2.0 times for the CEO). In addition to a severance payment, the officer also will be entitled to receive the following severance benefits: (i) a pro rata portion of the officer’s annual cash incentive compensation award for the fiscal year that includes the termination date if earned pursuant to the terms thereof, at such time and in such manner as determined pursuant to the terms thereof, less any payments thereof already made during such fiscal year; provided, however, that any portion of the officer’s award that is based on individual performance will be deemed fulfilled at a target performance level (or, in the event of an involuntary termination in connection with a change in control, a pro rata portion of the officer’s target annual cash incentive compensation award for the fiscal year that includes the termination date, less any payments thereof already made during such fiscal year; provided, however, that if the termination date occurs during the last two months of the fiscal year, in which case it will be a pro rata portion of the greater of: (a) the officer’s target annual cash incentive compensation award for the fiscal year that includes the termination date; or (b) the officer’s actual annual cash incentive compensation award for the fiscal year that includes the termination date, based on trend of actual performance through the termination date; (ii) payment or reimbursement for the cost of COBRA continuation coverage for up to 12 months (15 months for the CEO) and up to 18 months in the event of an involuntary termination in connection with a change in control, subject to termination if the officer accepts employment with another employer and is COBRA ineligible; and (iii) outplacement assistance for a period of up to 12 months (15 months for the CEO) and up to 18 months (24 months in the CEO) in the event of an involuntary termination in connection with a change in control, subject to termination if the officer accepts employment with another employer. The officer must enter into a release of all claims within 45 days after the termination date before any severance payments or benefits will be made.

If an officer’s employment is terminated due to the officer’s death or disability, the officer will be entitled to his annual incentive target bonus for the year that includes the date of termination, prorated for the portion of the year that the officer was employed, and accelerated vesting for all equity awards, with performance-based equity awards paid out based on the higher of target performance or actual performance achieved through the termination date, in addition to accrued obligations.

If the officer breaches certain provisions of the separation pay agreement or the terms of his confidentiality, non-compete and assignment of inventions agreement with the Company, then the Company’s obligations to provide severance payments and benefits will cease immediately and permanently, and the officer will be required to repay an amount equal 90% of the payments and benefits previously provided to the officer under the separation pay agreement, with interest. The separation pay agreements provide for other clawback provisions, including if the Company is required to restate its financial statements under certain circumstances, or is required or permitted to clawback compensation under applicable law or Company policy. All payments under the separation pay agreements will be net of applicable tax withholdings and if any payments or benefits deemed made in connection with a future change in control are subject to the “golden parachute” excise tax under Section 4999 of the U.S. Internal Revenue Code of 1986, as amended, the payments will be reduced to one dollar less than the amount that would subject the officer to the excise tax if the reduction results in the officer receiving a greater amount on a net-after tax basis than would be received if the officer received the payments and benefits and paid the excise tax.

Each separation pay agreement has an effective date of March 24, 2022 and an initial three-year term and automatically renews for additional one-year periods unless the Company or the officer provides notice of termination of the agreement.

The foregoing description of the separation pay agreements does not purport to be complete and is qualified in its entirety by reference to the agreements with the CEO, CFO and CCO, which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation Pay Agreement Effective as of March 24, 2022 Between Vapotherm, Inc. and Joseph Army (filed herewith)
10.2	Separation Pay Agreement Effective as of March 24, 2022 Between Vapotherm, Inc. and John Landry (filed herewith)
10.3	Separation Pay Agreement Effective as of March 24, 2022 Between Vapotherm, Inc. and Gregoire Ramade (filed herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vapotherm, Inc.

Date:	April 12, 2022	By:	/s/ James A. Lightman
James A. Lightman Senior Vice President, General Counsel and Secretary